Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	abovis@hcg.com

INVESTOR CONTACT
John D. Kelly
investor@hcg.com
Huron Announces Third Quarter 2021 Financial Results and Updates 2021 Guidance
THIRD QUARTER 2021 HIGHLIGHTS
•Revenues increased $18.7 million, or 9.1%, to $224.0 million in Q3 2021 from $205.3 million in Q3 2020.
•Net income from continuing operations increased $2.6 million, or 23.8%, to $13.7 million in Q3 2021 from $11.1 million in Q3 2020.
•Adjusted EBITDA(8), a non-GAAP measure, increased $2.8 million, or 12.0% to $26.4 million in Q3 2021 from $23.6 million in Q3 2020.
•Diluted earnings per share from continuing operations increased $0.14, or 28.0%, to $0.64 in Q3 2021 from $0.50 in Q3 2020.
•Adjusted diluted earnings per share from continuing operations(8), a non-GAAP measure, increased $0.19, or 32.2%, to $0.78 in Q3 2021 from $0.59 in Q3 2020.
YEAR-TO-DATE 2021 HIGHLIGHTS AND 2021 GUIDANCE
•Revenues increased $11.6 million, or 1.8%, to $657.3 million for the first nine months of 2021 compared to $645.8 million for the same prior year period.
•Net income from continuing operations was $31.9 million for the first nine months of 2021 compared to a net loss from continuing operations of $17.6 million for the same prior year period, which includes non-cash pretax goodwill impairment charges of $59.8 million incurred in Q1 2020 related to the company's Strategy and Innovation and Life Sciences reporting units within the Business Advisory segment.
•Adjusted EBITDA(8), a non-GAAP measure, was $68.5 million for the first nine months of 2021 compared to $70.1 million for the same prior year period.
•Diluted earnings per share from continuing operations was $1.46 for the first nine months of 2021 compared to diluted loss per share from continuing operations of $0.81 for the same prior year period.
•Adjusted diluted earnings per share from continuing operations(8), a non-GAAP measure, increased $0.11, or 6.5%, to $1.81 for the first nine months of 2021 from $1.70 for the same prior year period.
•Huron updates full year 2021 guidance, including narrowing revenue expectations to a range of $885.0 million to $905.0 million.
CHICAGO - Nov 2, 2021 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results from continuing operations for the third quarter ended September 30, 2021.
“I am pleased to report third quarter revenues grew 9% over last year, driven by growth across all three of our operating segments,” said James H. Roth, chief executive officer, Huron. “The business advisory segment maintained its momentum, primarily driven by growth in the commercial industries, while our healthcare and education segments continued their trajectory to pre-pandemic growth levels. Our digital, technology and analytics offerings, inclusive of services and products, accounted for approximately 40% of total companywide revenue through the first nine months of 2021. We believe our technology-related capabilities will continue to play a critical role in our future growth.”
COVID-19 IMPACT
The worldwide spread of the coronavirus (COVID-19) has created significant volatility, uncertainty and disruption to the global economy. The company continues to closely monitor the impact of the pandemic on all aspects of its business, including how it will impact its clients, employees and business partners. In most of 2020 and the first quarter of 2021, the COVID-19 pandemic negatively impacted sales and elongated the sales cycle for new opportunities for certain services, particularly within the company's Healthcare and Education segments as some clients reprioritized or delayed certain projects. Conversely, the pandemic strengthened demand for the company's cloud-based technology and analytics solutions and certain services provided to organizations in transition within the company's Business Advisory segment.
During the second and third quarters of 2021, the company saw an increase in its sales pipeline and the pace of signings, particularly within its Healthcare and Education businesses. While overall demand for services in the first quarter of 2021 was negatively impacted by the COVID-19 pandemic, the overall demand for the company's services strengthened in the second and third quarters of 2021 and the company expects strong revenue growth in the fourth quarter of 2021 compared to the fourth quarter of 2020.
Huron continues to prioritize the health and safety of its people and its clients. As of November 2, 2021, over 92% of the company’s U.S.-based employees are vaccinated.
SALE OF LIFE SCIENCES BUSINESS
On November 1, 2021, the company completed the divestiture of its Life Sciences commercial and R&D strategy, pricing and market access strategy business (the "Life Sciences Business") to Oliver Wyman. The sale of the Life Sciences Business did not have a significant impact on the company's full year 2021 guidance for revenue, adjusted EBITDA margin or adjusted EPS. For the three and nine months ended September 30, 2021, the Life Sciences business generated revenues of $5.1 million and $14.8 million, respectively.
THIRD QUARTER 2021 RESULTS FROM CONTINUING OPERATIONS
Revenues increased $18.7 million, or 9.1%, to $224.0 million for the third quarter of 2021 compared to $205.3 million for the third quarter of 2020.
Net income from continuing operations increased $2.6 million, or 23.8%, to $13.7 million for the third quarter of 2021, compared to $11.1 million for the same quarter last year. Diluted earnings per share from continuing operations increased $0.14, or 28.0%, to $0.64 for the third quarter of 2021, compared to $0.50 for the third quarter of 2020.
Third quarter 2021 earnings before interest, taxes, depreciation and amortization ("EBITDA")(8) increased $1.2 million, or 5.0%, to $24.4 million compared to $23.3 million in the same prior year period.

In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended September 30,
	2021	2020
Amortization of intangible assets	$2,235	$3,155
Restructuring and other charges	$1,677	$59
Litigation and other losses	$56	$—
Transaction-related expenses	$194	$437
Tax effect of adjustments	$(1,103)	$(1,692)
Foreign currency transaction losses (gains), net	$43	$(194)
Adjusted EBITDA(8) increased $2.8 million, or 12.0%, to $26.4 million, or 11.8% of revenues, in the third quarter of 2021, from $23.6 million, or 11.5% of revenues, in the same quarter last year. Adjusted net income from continuing operations(8) increased $3.7 million to $16.8 million, or $0.78 per diluted share, for the third quarter of 2021, from $13.0 million, or $0.59 per diluted share, for the quarter in 2020.
The average number of billable consultants(2) increased 5.0% to 2,722 in the third quarter of 2021 from 2,592 in the same quarter last year. Billable consultant utilization rate(3) was 72.2% during the third quarter of 2021 compared to 70.4% during the same period last year. Average billing rate per hour for our billable consultants(4) was $200 for the third quarter of both 2021 and 2020. The average number of full-time equivalent professionals(6) was 257 in the third quarter of 2021 compared to 272 for the same period in 2020. The average number of Healthcare Managed Services employees(7) was 485 in the third quarter of 2021 compared to 88 for the same period in 2020. This operating data has been revised from previously reported amounts as the company began assessing its operating performance by the following three employee types in the second quarter of 2021: billable consultants, full-time equivalents, and Healthcare Managed Services employees.

YEAR-TO-DATE 2021 RESULTS FROM CONTINUING OPERATIONS
Revenues increased $11.6 million, or 1.8%, to $657.3 million for the first nine months of 2021 compared to $645.8 million for the first nine months of 2020.
Net income from continuing operations was $31.9 million for the first nine months of 2021, compared to a net loss from continuing operations of $17.6 million for the first nine months of 2020. Diluted earnings per share from continuing operations was $1.46 for the first nine months of 2021, compared to diluted loss per share from continuing operations of $0.81 for the first nine months of 2020. Results for the first nine months of 2020 reflect non-cash pretax charges totaling $59.8 million to reduce the carrying value of goodwill in the company's Strategy and Innovation and Life Sciences reporting units within the Business Advisory segment.
EBITDA(8) increased $57.5 million, to $64.5 million for the first nine months of 2021, from $7.0 million for the same prior year period.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Nine Months Ended September 30,
	2021	2020
Amortization of intangible assets	$6,923	$9,558
Restructuring and other charges	$3,166	$2,626
Litigation and other losses (gains), net	$98	$(150)
Goodwill impairment charges	$—	$59,816
Loss on sale of business	$—	$102
Transaction-related expenses	$335	$437
Tax effect of adjustments	$(2,788)	$(17,041)
Foreign currency transaction losses, net	$398	$245
Adjusted EBITDA(8) was $68.5 million, or 10.4% of revenues, for the first nine months of 2021 compared to $70.1 million, or 10.8% of revenues, for the first nine months of 2020. Adjusted net income from continuing operations(8) increased $1.9 million to $39.7 million, or $1.81 per diluted share, for the first nine months of 2021 from $37.7 million, or $1.70 per diluted share, for the first nine months of 2020.
The average number of billable consultants(2) increased 2.6% to 2,660 for the first nine months of 2021 from 2,592 for the same prior year period. Billable consultant utilization rate(3) was 71.5% during the first nine months of both 2021 and 2020. Average billing rate per hour for billable consultants(4) was $201 for the first nine months of both 2021 and 2020. The average number of full-time equivalent professionals(6) was 245 for the first nine months of 2021 compared to 271 for the same prior year period. The average number of Healthcare Managed Services employees(7) was 342 for the first nine months of 2021 compared to 91 for the same period in 2020. This operating data has been revised from previously reported amounts as the company began assessing its operating performance by the following three employee types in the second quarter of 2021: billable consultants, full-time equivalents, and Healthcare Managed Services employees.
OPERATING SEGMENTS
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.
The company’s year-to-date 2021 revenues by operating segment as a percentage of total company revenues are as follows: Healthcare (42%); Business Advisory (33%); and Education (25%). Financial results by segment are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended September 30, 2021.

OUTLOOK FOR 2021
Based on currently available information, the company narrowed guidance for full year 2021 revenues before reimbursable expenses in a range of $885.0 million to $905.0 million. The company anticipates adjusted EBITDA as a percentage of revenues in a range of 10.8% to 11.3% and non-GAAP adjusted diluted earnings per share in a range of $2.53 to $2.63.
Management will provide a more detailed discussion of its outlook during the company's earnings conference call webcast.
THIRD QUARTER 2021 WEBCAST
The company will host a webcast to discuss its financial results today, November 2, 2021, at 5:00 p.m. Eastern Time, 4:00 p.m. Central Time. The conference call is being webcast by NASDAQ and can be accessed from Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
USE OF NON-GAAP FINANCIAL MEASURES(8)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA and adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global consultancy that collaborates with clients to drive strategic growth, ignite innovation and navigate constant change. Through a combination of strategy, expertise and creativity, we help clients accelerate operational, digital and cultural transformation, enabling the change they need to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “guidance,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: the impact of the COVID-19 pandemic on the economy, our clients and client demand for our services, and our ability to sell and provide services, including the measures taken by governmental authorities and businesses in response to the pandemic, which may cause or contribute to other risks and uncertainties that we face; failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2020 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues and reimbursable expenses:
Revenues	$224,007	$205,304	$657,346	$645,780
Reimbursable expenses	3,690	2,860	8,876	25,133
Total revenues and reimbursable expenses	227,697	208,164	666,222	670,913
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	153,902	145,459	463,543	451,221
Amortization of intangible assets and software development costs	910	1,370	2,745	4,005
Reimbursable expenses	3,914	2,840	9,233	25,095
Total direct costs and reimbursable expenses	158,726	149,669	475,521	480,321
Operating expenses and other losses (gains), net:
Selling, general and administrative expenses	43,520	38,561	128,476	126,864
Restructuring charges	1,677	59	3,166	1,777
Litigation and other losses (gains)	56	—	98	(150)
Depreciation and amortization	5,412	6,176	16,286	18,483
Goodwill impairment charges	—	—	—	59,816
Total operating expenses and other losses (gains), net	50,665	44,796	148,026	206,790
Operating income (loss)	18,306	13,699	42,675	(16,198)
Other income (expense), net:
Interest expense, net of interest income	(2,217)	(2,259)	(5,965)	(7,516)
Other income (expense), net	(394)	2,035	2,177	687
Total other expense, net	(2,611)	(224)	(3,788)	(6,829)
Income (loss) from continuing operations before taxes	15,695	13,475	38,887	(23,027)
Income tax expense (benefit)	1,968	2,388	6,958	(5,413)
Net income (loss) from continuing operations	13,727	11,087	31,929	(17,614)
Loss from discontinued operations, net of tax	—	(29)	—	(89)
Net income (loss)	$13,727	$11,058	$31,929	$(17,703)
Net earnings (loss) per basic share:
Net income (loss) from continuing operations	$0.65	$0.50	$1.48	$(0.81)
Loss from discontinued operations, net of tax	—	—	—	—
Net income (loss)	$0.65	$0.50	$1.48	$(0.81)
Net earnings (loss) per diluted share:
Net income (loss) from continuing operations	$0.64	$0.50	$1.46	$(0.81)
Loss from discontinued operations, net of tax	—	—	—	—
Net income (loss)	$0.64	$0.50	$1.46	$(0.81)
Weighted average shares used in calculating earnings (loss) per share:
Basic	21,242	21,905	21,574	21,868
Diluted	21,531	22,175	21,904	21,868
Comprehensive income (loss):
Net income (loss)	$13,727	$11,058	$31,929	$(17,703)
Foreign currency translation adjustments, net of tax	(246)	381	236	(294)
Unrealized gain (loss) on investment, net of tax	1,158	4,885	(2,068)	(1,051)
Unrealized gain (loss) on cash flow hedging instruments, net of tax	309	(243)	1,956	(3,633)
Other comprehensive income (loss)	1,221	5,023	124	(4,978)
Comprehensive income (loss)	$14,948	$16,081	$32,053	$(22,681)

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$11,189	$67,177
Receivables from clients, net	111,548	87,687
Unbilled services, net	94,862	53,959
Income tax receivable	2,120	5,121
Prepaid expenses and other current assets	13,624	16,569
Total current assets	233,343	230,513
Property and equipment, net	30,654	29,093
Deferred income taxes, net	1,726	4,191
Long-term investments	68,216	71,030
Operating lease right-of-use assets	37,367	39,360
Other non-current assets	64,463	62,068
Intangible assets, net	16,663	20,483
Goodwill	597,552	594,237
Total assets	$1,049,984	$1,050,975
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,918	$648
Accrued expenses and other current liabilities	18,520	14,874
Accrued payroll and related benefits	103,526	133,830
Current maturities of long-term debt	555	499
Current maturities of operating lease liabilities	10,066	8,771
Deferred revenues	17,820	28,247
Total current liabilities	156,405	186,869
Non-current liabilities:
Deferred compensation and other liabilities	40,582	47,131
Long-term debt, net of current portion	262,362	202,780
Operating lease liabilities, net of current portion	56,873	61,825
Deferred income taxes, net	394	428
Total non-current liabilities	360,211	312,164
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 24,377,457 and 25,346,916 shares issued, respectively	238	246
Treasury stock, at cost, 2,457,456 and 2,584,119 shares, respectively	(135,903)	(129,886)
Additional paid-in capital	409,910	454,512
Retained earnings	245,938	214,009
Accumulated other comprehensive income	13,185	13,061
Total stockholders’ equity	533,368	551,942
Total liabilities and stockholders’ equity	$1,049,984	$1,050,975

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$31,929	$(17,703)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	19,245	22,511
Non-cash lease expense	4,912	5,844
Share-based compensation	17,979	18,559
Amortization of debt discount and issuance costs	595	595
Goodwill impairment charges	—	59,816
Allowances for doubtful accounts	—	539
Deferred income taxes	2,434	(16,125)
Loss on sale of business	—	102
Change in fair value of contingent consideration liabilities	98	—
Other, net	(325)	—
Changes in operating assets and liabilities, net of acquisition and divestiture:
(Increase) decrease in receivables from clients, net	(23,294)	23,493
(Increase) decrease in unbilled services, net	(40,883)	1,597
(Increase) decrease in current income tax receivable / payable, net	3,159	9,455
(Increase) decrease in other assets	98	(3,426)
Increase (decrease) in accounts payable and other liabilities	2,229	(5,272)
Increase (decrease) in accrued payroll and related benefits	(35,958)	(25,290)
Increase (decrease) in deferred revenues	(10,424)	3,290
Net cash provided by (used in) operating activities	(28,206)	77,985
Cash flows from investing activities:
Purchases of property and equipment, net	(8,918)	(5,731)
Purchase of investment securities	—	(13,000)
Investment in life insurance policies	(574)	(2,026)
Purchase of business	(5,886)	(801)
Capitalization of internally developed software costs	(3,603)	(6,830)
Proceeds from sale of property and equipment	255	—
Net cash used in investing activities	(18,726)	(28,388)
Cash flows from financing activities:
Proceeds from exercise of stock options	613	825
Shares redeemed for employee tax withholdings	(9,267)	(7,797)
Share repurchases	(60,229)	(22,115)
Proceeds from bank borrowings	189,000	283,000
Repayments of bank borrowings	(129,362)	(240,396)
Net cash provided by (used in) financing activities	(9,245)	13,517
Effect of exchange rate changes on cash	189	27
Net increase (decrease) in cash and cash equivalents	(55,988)	63,141
Cash and cash equivalents at beginning of the period	67,177	11,604
Cash and cash equivalents at end of the period	$11,189	$74,745

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

In conjunction with the company's continuous evaluation of the appropriate level of disaggregation of revenues as the company's business evolves and in consideration of a group hire of approximately 300 employees in the company's Healthcare Managed Services solution within its Healthcare segment in the second quarter of 2021, the company began assessing its operating performance by the following three employee types: billable consultants, full-time equivalents, and Healthcare Managed Services employees. The disaggregation of revenues by employee type previously reported for the three and nine months ended September 30, 2020 was revised below to reflect this change. This change has no impact on the company's consolidated total revenues or total revenues by segment.

	Three Months Ended September 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2021	2020
Healthcare:
Revenues	$92,845	$87,406	6.2%
Operating income	$30,255	$25,610	18.1%
Segment operating income as a percentage of segment revenues	32.6%	29.3%
Business Advisory:
Revenues	$69,966	$66,048	5.9%
Operating income	$9,892	$10,780	(8.2)%
Segment operating income as a percentage of segment revenues	14.1%	16.3%
Education:
Revenues	$61,196	$51,850	18.0%
Operating income	$14,788	$12,548	17.9%
Segment operating income as a percentage of segment revenues	24.2%	24.2%
Total Company:
Revenues	$224,007	$205,304	9.1%
Reimbursable expenses	3,690	2,860	29.0%
Total revenues and reimbursable expenses	$227,697	$208,164	9.4%
Statements of Operations reconciliation:
Segment operating income	$54,935	$48,938	12.3%
Items not allocated at the segment level:
Other operating expenses	31,374	29,042	8.0%
Litigation and other losses	56	—	N/M
Depreciation and amortization	5,199	6,197	(16.1)%
Total operating income	18,306	13,699	33.6%
Other expense, net	(2,611)	(224)	N/M
Income from continuing operations before taxes	$15,695	$13,475	16.5%
Other Operating Data:
Number of billable consultants (at period end) (2):
Healthcare	849	838	1.3%
Business Advisory	1,179	1,001	17.8%
Education	816	790	3.3%
Total	2,844	2,629	8.2%
Average number of billable consultants (for the period) (2):
Healthcare	802	844
Business Advisory	1,136	976
Education	784	772
Total	2,722	2,592

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended September 30,
Other Operating Data (continued):	2021	2020
Billable consultant utilization rate (3):
Healthcare	74.9%	71.4%
Business Advisory	69.0%	72.6%
Education	74.5%	66.5%
Total	72.2%	70.4%
Billable consultant average billing rate per hour (4):
Healthcare	$229	$232
Business Advisory (5)	$184	$186
Education	$193	$184
Total (5)	$200	$200
Revenue per billable consultant (in thousands):
Healthcare	$74	$71
Business Advisory	$57	$64
Education	$65	$57
Total	$64	$64
Average number of full-time equivalents (for the period) (6):
Healthcare	149	191
Business Advisory	59	35
Education	49	46
Total	257	272
Revenue per full-time equivalent (in thousands):
Healthcare	$133	$110
Business Advisory	$93	$106
Education	$203	$165
Total	$137	$119
Healthcare Managed Services employees(7):
Total revenues (in thousands)	$13,612	$6,423
Average number of Healthcare Managed Services employees (for the period)	485	88

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Nine Months Ended September 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2021	2020
Healthcare:
Revenues	$273,924	$268,340	2.1%
Operating income	$78,363	$70,831	10.6%
Segment operating income as a percentage of segment revenues	28.6%	26.4%
Business Advisory:
Revenues	$213,741	$201,423	6.1%
Operating income	$37,284	$37,306	(0.1)%
Segment operating income as a percentage of segment revenues	17.4%	18.5%
Education:
Revenues	$169,681	$176,017	(3.6)%
Operating income	$37,211	$41,792	(11.0)%
Segment operating income as a percentage of segment revenues	21.9%	23.7%
Total Company:
Revenues	$657,346	$645,780	1.8%
Reimbursable expenses	8,876	25,133	(64.7)%
Total revenues and reimbursable expenses	$666,222	$670,913	(0.7)%
Statements of Operations reconciliation:
Segment operating income	$152,858	$149,929	2.0%
Items not allocated at the segment level:
Other operating expenses	94,536	87,826	7.6%
Litigation and other losses (gains)	98	(150)	N/M
Depreciation and amortization	15,549	18,635	(16.6)%
Goodwill impairment charges (1)	—	59,816	N/M
Total operating income (loss)	42,675	(16,198)	N/M
Other expense, net	(3,788)	(6,829)	(44.5)%
Income (loss) from continuing operations before taxes	$38,887	$(23,027)	N/M
Other Operating Data:
Number of billable consultants (at period end) (2):
Healthcare	849	838	1.3%
Business Advisory	1,179	1,001	17.8%
Education	816	790	3.3%
Total	2,844	2,629	8.2%
Average number of billable consultants (for the period) (2):
Healthcare	807	873
Business Advisory	1,103	940
Education	750	779
Total	2,660	2,592

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Nine Months Ended September 30,
Other Operating Data (continued):	2021	2020
Billable consultant utilization rate (3):
Healthcare	72.7%	70.2%
Business Advisory	69.3%	72.6%
Education	73.3%	71.7%
Total	71.5%	71.5%
Billable consultant average billing rate per hour (4):
Healthcare	$232	$218
Business Advisory (5)	$191	$197
Education	$186	$189
Total (5)	$201	$201
Revenue per billable consultant (in thousands):
Healthcare	$221	$203
Business Advisory	$182	$204
Education	$191	$194
Total	$196	$200
Average number of full-time equivalents (for the period) (6):
Healthcare	154	188
Business Advisory	50	27
Education	41	56
Total	245	271
Revenue per full-time equivalent (in thousands):
Healthcare	$392	$371
Business Advisory	$270	$370
Education	$643	$453
Total	$410	$388
Healthcare Managed Services employees(7):
Total revenues (in thousands)	$35,409	$21,493
Average number of Healthcare Managed Services employees (for the period)	342	91

(1)The non-cash goodwill impairment charges are not allocated at the segment level because the underlying goodwill asset is reflective of our corporate investment in the segments. We do not include the impact of goodwill impairment charges in our evaluation of segment performance.
(2)Consists of our consulting professionals who provide consulting services and generate revenues based on the number of hours worked.
(3)Utilization rate for billable consultants is calculated by dividing the number of hours billable consultants worked on client assignments during a period by the total available working hours for these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.
(4)Average billing rate per hour for our billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(5)The Business Advisory segment includes operations of Huron Eurasia India. Absent the impact of Huron Eurasia India, the average billing rate per hour for the Business Advisory segment would have been $200 and $201 for the three months ended September 30, 2021 and 2020, respectively; and $207 and $217 for the nine months ended September 30, 2021 and 2020, respectively.
Absent the impact of Huron Eurasia India, Huron's consolidated average billing rate per hour would have been $207 and $206 for the three months ended September 30, 2021 and 2020, respectively; and $208 for both the nine months ended September 30, 2021 and 2020.
(6)Consists of coaches and their support staff within the Culture and Organizational Excellence solution, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients.

(7)Consists of employees who manage and provide revenue cycle billing, collections, insurance verification and change integrity services to our healthcare clients.
N/M - Not Meaningful
HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (8)
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues	$224,007	$205,304	$657,346	$645,780
Net income (loss) from continuing operations	$13,727	$11,087	$31,929	$(17,614)
Add back:
Income tax expense (benefit)	1,968	2,388	6,958	(5,413)
Interest expense, net of interest income	2,217	2,259	5,965	7,516
Depreciation and amortization	6,534	7,546	19,640	22,488
Earnings before interest, taxes, depreciation and amortization (EBITDA) (8)	24,446	23,280	64,492	6,977
Add back:
Restructuring and other charges	1,677	59	3,166	2,626
Litigation and other losses (gains)	56	—	98	(150)
Goodwill impairment charges	—	—	—	59,816
Loss on sale of business	—	—	—	102
Transaction-related expenses	194	437	335	437
Foreign currency transaction losses (gains), net	43	(194)	398	245
Adjusted EBITDA (8)	$26,416	$23,582	$68,489	$70,053
Adjusted EBITDA as a percentage of revenues (8)	11.8%	11.5%	10.4%	10.8%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (8)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss) from continuing operations	$13,727	$11,087	$31,929	$(17,614)
Weighted average shares - diluted	21,531	22,175	21,904	21,868
Diluted earnings (loss) per share from continuing operations	$0.64	$0.50	$1.46	$(0.81)
Add back:
Amortization of intangible assets	2,235	3,155	6,923	9,558
Restructuring and other charges	1,677	59	3,166	2,626
Litigation and other losses (gains)	56	—	98	(150)
Goodwill impairment charges	—	—	—	59,816
Loss on sale of business	—	—	—	102
Transaction-related expenses	194	437	335	437
Tax effect of adjustments	(1,103)	(1,692)	(2,788)	(17,041)
Total adjustments, net of tax	3,059	1,959	7,734	55,348
Adjusted net income from continuing operations (8)	$16,786	$13,046	$39,663	$37,734
Adjusted weighted average shares - diluted (9)	21,531	22,175	21,904	22,207
Adjusted diluted earnings per share from continuing operations (8)	$0.78	$0.59	$1.81	$1.70

(8)    In evaluating the company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
(9)    As the company reported a net loss for the nine months ended September 30, 2020, GAAP diluted weighted average shares outstanding equals the basic weighted average shares outstanding for that period. The non-GAAP adjustments resulted in adjusted net income from continuing operations for the nine months ended September 30, 2020. Therefore, dilutive common stock equivalents have been included in the calculation of adjusted diluted weighted average shares outstanding.